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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2004

ASIA PAYMENT SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-30013	98-0204780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 5th Avenue
Suite 4100
Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 21, 2004 the accounting firm of Grant Thornton LLP (Canada) resigned as the Registrant's independent auditors. During the two most recent fiscal years there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Registrant and Grant Thornton. Grant Thornton resigned because the Registrant does not fit the firm's client profile and given the fact that the Company's developing business will be China based.

The report of Grant Thornton, LLP (Canada) on the Registrant's financial statements as of and for the years ended December 31, 2002 and 2003 did not contain an adverse, qualified or disclaimer of opinion. However, the Reports did contain an explanatory paragraph wherein Grant Thornton expressed substantial doubt about the Registrant's ability to continue as a going concern.

The Registrant has requested Grant Thornton to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Grant Thornton on April 29, 2004 by facsimile. On May 3, 2004 Grant Thornton replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

The Company's Audit Committee has initiated interviews with SEC qualified certifying accountants in Hong Kong, China to select and appoint independent auditors for the year ending December 31, 2004.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description
16.1	Letter from Grant Thornton, LLP dated April 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. (Registrant)

Date: May 4, 2004	/s/ Benjamin Leboe
Benjamin Leboe, Principal Financial Officer and Director